Creative Media & Community Trust August 2022Investor Presentation

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 2 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Important Disclosures Free Writing Prospectus | Creative Media & Community Trust Corporation Filed Pursuant to Rule 433 | Dated August 9, 2022 | Registration Statement No. 333-233255 Creative Media & Community Trust Corporation (formerly known as CIM Commercial Trust Corporation) (“CMCT”) has filed a registration statement (including a base prospectus) with the Securities and Exchange Commission (the “SEC”) in respect of the offering to which this communication relates. Before you participate in CMCT's offering of Series A1 Preferred Stock, you should read the prospectus supplement, dated June 10, 2022, and the accompanying base prospectus, dated December 4, 2019 (please note that CMCT's offerings of Series A Preferred Stock and Series D Preferred Stock have been terminated). Before making any investment in such offering, you should read the other documents CMCT has filed with the SEC for more complete information about CMCT and such offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. You may request to receive a prospectus in respect of either of the foregoing offerings by calling toll-free at 1-866-341-2653.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 3 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Important Disclosures Forward-looking Statements The information set forth herein contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements include the timing and terms of the rights offering and the future activities and performance of CMCT, and may be identified by the use of forward-looking terminology such as "may," "will," "project," "target," "expect," "intend," "might," "believe," "anticipate," "estimate," "could," "would," "continue," "pursue," "potential," "forecast," "seek," "plan," “opportunity,” "should", or "goal" or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT's plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact, and the winding down or termination of government assistance programs implemented to address the pandemic, (ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT's development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, (vi) the effect of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT's actual results to differ materially from CMCT's expectations are discussed under the section "Risk Factors" in CMCT's Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT's control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT's objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable law.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 4 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. CIM Group: Manager of CMCT CIM data as of 12/31/2021 (Assets Owned and Operated is unaudited). See disclosure statement under “Assets Owned and Operated” and “Property Pictures” on page 31 1) Includes affiliates of CIM and officers and directors of CMCT. As of June 30, 2022. 2) Realized returns represent the investment-level gross IRR percentages and multiples on invested capital. See the Investment-Level Returns on page 31 under Important Disclosures. Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. CIM Group (“CIM”) is a community-focused real estate and infrastructure owner, operator, lender and developer. The Independent | Austin 491,000 SF | For Sale Residential, Ground Floor Retail, Parking Key CIM Group Projects Santa Monica Westgate | Los Angeles 143,000 SF Residential, Ground Floor Retail Sunset La Cienega | Los Angeles 384,500 SF | Hotel, For Sale Residential, Ground Floor Retail Seaholm | Austin 551,000 SF | For Sale Residential, Ground Floor Retail, Parking 432 Park Avenue | New York City 518,250 SF | For Sale Residential, Ground Floor Retail 11 Madison | New York City 2.2M SF | Class A Office, Ground Floor Retail, Storage 16.4% / 2.66x Realized Return 2 11.9% / 1.70x Realized Return 2 21.6% / 1.74x Realized Return 2 49.6% / 3.08x Realized Return 2 13.4% / 2.07x Realized Return 2 36.1% / 2.12x Realized Return 2 1994 Established 720+ Real Assets Owned and Operated $31.2B Assets Owned and Operated 1,000+ Employees 10 Corporate Offices Worldwide CIM Group owns ~41.5% of CMCT 1 Competitive Advantages Diverse Team of In-House Professionals Commitment to Community Disciplined Approach

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 5 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Past performance is no guarantee of future results. 1) Based on stock price as of August 5, 2022, 2) See Capital Returned to Shareholders on page 31. 3) Property count as of June 30, 2022 and includes properties CMCT expects to acquire. Leased percentage as of June 30, 2022. Creative Media & Community Trust Corporation (“CMCT”) CMCT primarily focuses on the acquisition, ownership, operation and development of creative office and premier multifamily assets in vibrant and emerging communities. NASDAQ: CMCT | TASE: CMCT-L Lending Division Subsidiary Originates loans through SBA 7(a) Guaranteed Loan Program CMCT Portfolio3 • Stabilized Portfolio 9 Class A and creative office properties 87% leased in aggregate • Value-Add (Multifamily, Creative Office and Hotel) 3 value-add opportunities in Los Angeles (Beverly Hills, Echo Park and Park Mile) and 1 hotel (Sacramento) • Development (Multifamily and Creative Office) Development opportunities in Austin (two), Los Angeles (Culver City, Hollywood, Echo Park, Jefferson Park) and Oakland 2019: CMCT sold eight buildings totaling ~2.2 million SF of traditional office space and maintained its portfolio of creative and Class A office assets. Proceeds were used to repay debt and deliver a $42 per share special dividend. 2022: Investment efforts focus on premier multifamily and creative office assets catering to high growth industries like entertainment and technology. CMCT’s development pipeline includes locations in vibrant communities and plans to develop high- demand “next generation” properties. Remaining non-core assets expected to be recycled over time. 4.9% Dividend Yield1 ~$70 / Share Distributions to Shareholders Since 20142 Oakland Austin Los Angeles San Francisco

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 6 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Strategy designed to benefit from the trend toward a more cohesive work/live lifestyle Track record of identifying and investing in vibrant and emerging communities Resources, market knowledge and relationships for smooth execution of transactions Asset-light development approach and attractive pipeline of “next generation” properties Access to capital to execute on high growth business plan CMCT: Investing Ahead of the Curve

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 7 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Designed to Benefit From Changing Lifestyles1 The pandemic accelerated the trend toward a more cohesive work/live lifestyle. Key Office Trends • Growing demand for “creative office” • Desire for spaces that inspire employees • Emphasis on comfort, cool and “wow factor” • Battle to recruit and retain top talent 1) Statements made on this slide are based on CIM’s observations and beliefs. What is “creative office”? Creative office space diverges from traditional office norms. It includes bright, open, and thoughtfully designed spaces that encourage creativity, flexibility and collaboration.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 8 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. 1) Source JLL US Creative Office Report – January 2022 Designed to Benefit From Changing Lifestyles Creative Office Statistics1 Creative office leasing activity has reached ~96% of pre-pandemic norms. Creative office assets command a ~43% rent premium over traditional office space. Creative office represents nearly 5% of national office inventory. Industries demanding creative office space include technology, media, entertainment, design and fashion, in addition to more traditional business types like financial services. Average Asking Rent ($ PSF)1

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 9 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Designed to Benefit From Changing Lifestyles1 Key Multifamily Trends Walkability Luxury Amenities Well Connected Hybrid Work Lifestyle Culture-Oriented Locations Vibrant Neighborhoods in Major U.S. Markets 1) Statements made on this slide are based on CIM’s observations and beliefs.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 10 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Assets in Vibrant and Emerging Sub-Markets1 CMCT leverages the investment expertise of its operator, CIM Group. CIM Group invests in transitional and thriving sub-markets marked by high barriers-to-entry, improving demographics, population growth, ease of transportation, and vibrant dining, entertainment and retail options. CIM Group believes selecting the right submarkets contributes to outsized rent growth and asset appreciation. Example: CIM Group’s Hollywood Media District Real Estate Holdings 1) Includes properties that are operated by CIM Group on behalf of partners and co-investors. CMCT’s assets included properties owned and properties CMCT expects to acquire.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 11 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Case Study: Sycamore Media District in Hollywood Transformed into a flourishing, walkable urban locale Home to leading media and entertainment companies such as SiriusXM, Roc Nation, Showtime, Ticketmaster/Live Nation, Oprah Winfrey Network, and Hyperobject Industries @sycamoredistrict Assets in Vibrant and Emerging Sub-Markets Retail “This Stylish Street in Hollywood is Becoming L.A.’s New City Center.” -LAMAG Dining CultureWellness

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 12 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Resources, Market-Knowledge and Relationships Core in-house capabilities include acquisition, credit analysis, development, financing, leasing, on-site property management and distribution CMCT Management 1. Off-market percentage based on invested equity across all CIM investments. 2. The appointment of Mr. Kuba as the Chief Investment Officer of CMCT is expected to be finalized in 2022. 3. Appointment will be effective August 10, 2022. Inside Board Members Barry Berlin CMCT CFO3 Serves in various finance and accounting roles within CIM Group and is CEO, Chairman and CFO of CMCT’s lending business Avi Shemesh CIM Group Co-founder CMCT Board Member Responsible for CIM’s long-term relationships with strategic institutions and oversees teams essential to acquisitions, portfolio management and internal and external communication Richard Ressler CIM Group Co-founder CMCT Chairman of the Board Chair of CIM's Executive, Investment, Allocation and Real Assets Management Committees • Founder of Orchard Capital Corp., OFS Capital Management (a full service provider of leveraged finance solutions) and OCV Management (owner of technology companies) • Chairman of the Board of CIM Real Estate Finance Trust, Inc. • Previously worked at Drexel Burnham Lambert, Inc. and began his career as an attorney with Cravath, Swaine and Moore, LLP 70% of investments sourced off-market1 Shaul Kuba CMCT Chief Investment Officer and CMCT Board Member2 CIM Group Co-founder Head of CIM’s Development Team and actively involved in the successful development, redevelopment and repositioning of CIM’s real estate assets around the U.S. David Thompson CMCT CEO CIM Group CFO and Principal 15 years of previous experience with Hilton Hotels Corporation, most recently as Senior Vice President and Controller

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 13 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Resources, Market-Knowledge and Relationships1 CMCT caters to tenants in rapidly growing tech and entertainment industries. CMCT's Notable Tenants CIM Relationships 1. See disclosure statement under “Logos” on page 31.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 14 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Stabilized Class A & Creative Office Portfolio1 Location Sub-Market Rentable Square Feet ("SF") % Occupied % Leased Annualized Rent Per Occupied SF Oakland, CA 1 Kaiser Plaza Lake Merritt 537,811 84.2% 84.6% $ 49.94 San Francisco, CA 1130 Howard Street South of Market 21,194 61.1% 61.1% 93.87 Los Angeles, CA 11620 Wilshire Boulevard West Los Angeles 196,227 80.8% 80.8% 51.01 11600 Wilshire Boulevard West Los Angeles 57,737 85.3% 85.3% 57.55 8944 Lindblade Street ** West Los Angeles 7,980 100.0% 100.0% 67.42 8960 & 8966 Washington Boulevard** West Los Angeles 24,448 100.0% 100.0% 58.98 1037 North Sycamore Avenue Hollywood 5,031 100.0% 100.0% 55.85 Austin, TX 3601 S Congress Avenue South 227,901 96.6% 98.9% 47.86 1021 E 7th Street East 11,180 100.0% 100.0% 55.72 TOTAL 1,089,509 86.5% 87.2% $ 51.12 42% 37% 19% 2% Los Angeles Oakland Austin San Francisco 1) As of 6/30/2022 2) Includes stabilized class A creative office portfolio and value add office portfolio (see slide 15) **See "Development Pipeline” table on next slide. Geographic Diversification Annualized Rent by Location2

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 15 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Value Add Opportunities- Primarily Multifamily & Creative Office1 Office: Location Sub-Market Rentable Square Feet ("SF") % Occupied % Leased Annualized Rent Per Occupied SF Notes Los Angeles, CA 4750 Wilshire Boulevard Mid-Wilshire 140,332 21.6% 21.6% $ 51.85 Actively marketing vacant space and simultaneously pursuing entitlements to convert unleased space to multi- family (received design approval in February 2022) 9460 Wilshire Boulevard Beverly Hills 97,745 69.3% 72.3% 107.99 Actively marketing retail suites for lease 1910 West Sunset 2 Echo Park 99,762 74.1% 74.1% 44.13 Renovation program includes lobby, amenity space, and open up ceilings on vacant space 2 TOTAL OFFICE 337,839 50.9% 51.8% $ 70.63 Hotel: Location Sub-Market % Occupied 3 RevPAR Sacramento, CA Sheraton Grand Hotel Downtown/ Midtown 73.3% $ 127.98 TOTAL HOTEL 73.3% $ 127.98 Hotel Parking / Retail: Location Sub-Market % Occupied (Retail) Annualized Rent (Parking & Retail) (in thousands) Sacramento, CA Sheraton Grand Hotel Parking Garage & Retail Downtown/ Midtown 81.0% $ 538 TOTAL HOTEL PARKING / RETAIL 81.0% $ 538 1) As of 6/30/2022 2) CMCT and CIM-managed separate account purchased the property in February 2022 through a joint venture. CMCT owns approximately 44% of the property. 3) Represents trailing six-month occupancy as of June 30, 2022, calculated as the number of occupied rooms divided by the number of available rooms.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 16 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Development Pipeline- Multifamily & Creative Office1 Location Sub-Market Notes 1021 & 1007 E 7th Street2 East Austin Creative office or multifamily 3601 South Congress (Penn Field) Austin Creative office or multifamily 1910 Sunset Boulevard3 Echo Park, Los Angeles Multifamily 8944 Lindblade Street, 8960 & 8966 Washington Boulevard4 West Los Angeles Creative Office 3101 S. Western Avenue 5,6 Jefferson Park, Los Angeles Multifamily 3022 S. Western Avenue6 Jefferson Park, Los Angeles Multifamily 2 Kaiser Plaza Oakland Creative office or multifamily 1) As of 6/30/2022 2) CMCT purchased 1007 E 7th Street on July 1, 2022 3) CMCT and CIM-managed separate account purchased the property in February 2022 through a joint venture. CMCT owns approximately 44% of the property. 4) Currently these buildings (32,428 sf in aggregate) are 100% leased to a single tenant. 5) Property acquired in February 2022. 6) Intend to develop a total of approximately 150 residential units across both properties. CMCT intends to coinvest up to 80% of each project in order to enhance returns (through promote income) and mitigate risk (by reducing CMCT's check size per project) CMCT Competitive Advantages • Distribution ◦ Access to 180 global institutional investors around the globe • Development ◦ Highly seasoned Development team with 100+ team members with experience in urban planning, construction, design, architecture, engineering and project management Asset-Light Approach Enhances ROI

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 17 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Beverly Hills & Park Mile: Value-Add Opportunities 4750 Wilshire Boulevard (Park Mile) » Pursuing permits to convert unleased space to multifamily (received design review approval in February 2022) » Expect to start renovation in late 2022 » Centrally located in affluent Park Mile/Hancock Park » Short drive time to Hollywood/West Hollywood (10 minutes), Beverly Hills/Culver City/Downtown LA (20 minutes) and Santa Monica (30 minutes) 9460 Wilshire Boulevard (Beverly Hills) » In August 2022, signed 20 year, ~18,000 SF lease for a Rolls Royce showroom, increasing the building's leased percentage to over 90% » The previously underutilized retail space was occupied by a real estate brokerage firm and a financial advisor » CMCT has originated or renewed leases with all current tenants since 2018 acquisition » Prominent location in the prestigious Golden Triangle of Beverly Hills and adjacent to the Four Seasons Beverly Wilshire Hotel and Rodeo Drive Artistic renderings are for illustrative purposes only RECENTLY COMPLETED

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 18 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Austin: Stabilized Creative Office with Potential To Add More Density • CMCT acquired the 16-acre campus at 3601 S. Congress Ave in 2007 in an off-market transaction; In-place rents have increased more than threefold since the acquisition • The creative office campus attracts a diverse tenant mix including technology, media and entertainment companies • In 2020, CMCT completed a $15 million, ~44,000 SF office building on the campus. CMCT fully leased the new building through 2029 with an expected return on cost at stabilization of 11% • Recent zoning changes may provide opportunity to add density to the campus (creative office or multifamily) • No state income tax and diverse employment sources – government, education and tech • Home to many large U.S. corporations including Amazon, Facebook, Apple, Cisco, eBay, GM, Google, IBM, Intel, Oracle, Paypal, 3M and Whole Foods • • Rapid market office rent growth (10 year CAGR of 5.6%) • Population growth - Five year forecast growth rate of 2.0% (versus 0.5% in the U.S.) • Employment growth - Ten year historical growth rate of 3.93% (versus 1.22% in the U.S.) A Compelling Growth Market 2Austin Overview Penn Field Penn Field Austin

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 19 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. East Austin: Multifamily or Creative Office Development • The Property is located in the East Austin submarket of Austin, TX. • The building is located on one of the main thoroughfares of Austin, East 7th Street, and within 1.5 miles of seven existing CIM properties • This corridor is among the most desirable locations for creative office space and residential in Austin as it has numerous food and dining options within close proximity and provides direct access to both the CBD and Eastside. A Dynamic Thriving Submarket Overview Central Business District East Austin East Austin, Texas » In November 2020, CMCT acquired 1021 E 7th Street for $6.1 million on an off-market basis; In July 2022, CMCT acquired 1007 E 7Th Street, an adjacent property, for $1.9 million » In total, represented ~14,000 sf of office 100% leased on a ~36,000 of contiguous land SF prime for development » CMCT intends to demolish the buildings when the last lease expires in 2023 and construct premier multifamily or creative office

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 20 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Echo Park: Office Value-Add & Ground-Up Multifamily » CMCT and a CIM-managed separate account acquired 1910 W. Sunset Blvd for approximately $51 million in February 2022 (CMCT owns ~44%) » Approximately 100,000 SF creative office building and a plan to develop approximately 36-unit residential units by-right » The 8-story building with floor-to-ceiling windows is the tallest in Echo Park, providing spectacular views in all directions » Ability to create 13-foot ceiling heights on newly renovated space » Intend to renovate lobby and add amenity space » Ideal location and product for entertainment, and fashion tenants • Echo Park is an emerging trendy submarket northwest of downtown LA; walkable area with dozens of dining and entertainment options • Located ~1 mile from Dodgers Stadium and adjacent to newly renovated Echo Park Lake, which features walking paths, picnic areas, paddle boats and lotus flower gardens • Easy access to four major freeways (Hollywood, Pasadena, Glendale and Golden State Freeways); approximate 20 minute drive to Hollywood, Downtown LA, Pasadena and Burbank • Average 10-year annual office rent growth of 5.0%1 • Average 10-year office vacancy of 6.7%1 A Dynamic Emerging Submarket Echo Park Los Angeles 1910 W. Sunset Boulevard Overview Echo Park Downtown Los Angeles Hollywood PasadenaBurbank 1) Source Costar; based on East Hollywood/Silver Lake submarket. Accessed May 2022. Artistic rendering is for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 21 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Culver City: Potential Creative Office Development » In 2014, CMCT acquired Lindblade Media Center for $18.5 million » Campus consists of: ~24,448 sf of creative office space at 8960 & 8666 Washington Boulevard ~7,980 sf at 8944 Lindblade Street currently used for broadcasting » Potential to redevelop into creative office Culver City Los Angeles Overview • Well-located asset in the heart of Culver City • Home to several high-profile media and technology companies including Apple, Amazon, HBO and Sony • Adjacent to the Metro Expo Line, offering easy access to both the Westside and Downtown LA • Office Rent growth – 16% CAGR over the last decade1 A Dynamic Thriving Submarket 1) Source JLL offering memorandum, August 2021. Artistic renderings are for illustrative purposes only Artistic renderings are for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 22 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Jefferson Park: Multifamily Development » In 1Q'22, CMCT acquired 3101 S. Western, which is located on a ~11,300 sf land site for $2.3 million » CMCT intends to entitle the property and develop approximately 45 residential units » Construction anticipated to begin in mid 2023 » In 2Q'22, CMCT acquired 3022 S Western, which is located on a ~28,300 sf land site for $5.6 million » CMCT intends to entitle the property and develop 114 residential units » Construction anticipated to begin in 2024 Culver City Los Angeles Overview • Jefferson Park is home to a variety of residential buildings, shops, restaurants and offices • Adjacent to West Adams neighborhood where CIM has renovated and developed dozens of apartments, restaurants and retail spaces since 2016 • Convenient access to the 10 and 110 freeways • 1.5 miles from the University of Southern California and 5.5 miles from downtown Culver City, home to several premier technology and entertainment companies An Emerging Submarket Artistic renderings are for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 23 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. $181 $37 $38 $50 $43 $22 2017 2018 2019 2020 2021 2022 (YTD) Preferred Stock Program » Access to continuously offered preferred stock allows CMCT to enhance returns by executing on high return business plans while minimizing risks for common stockholders » CMCT began issuing its Series A1 Preferred Stock in June 2022 and has terminated its offering of its Series A Preferred Stock and Series D Preferred Stock Series A1 and L » Perpetual Preferred Stock (Series A1: 6.0% coupon1; Series L: 5.5% coupon) » Series A1 is continuously offered – bi-monthly issuance » CMCT and investor option to call/redeem five years from issuance at stated value, plus accrued and unpaid dividends2 » Redemption payable in cash or CMCT common stock, at election of CMCT3 1) As of June 30, 2022. See number 5 on slide 30 for more information. 2) With respect to the Series A1, Series A and Series D Preferred Stock, shares can be redeemed at the option of the holder during the first five years following the issuance date, subject to a redemption fee. CMCT or the holder may redeem without a fee after the 24 months from the issuance date with respect to the Series A1 and after the fifth anniversary of the date of issuance with respect to the Series A and D. Series A redemptions during the first year following the date of issuance must be paid in cash. 3) With respect to the Series L Preferred Stock, as a general matter, shares can only be redeemed from and after the fifth anniversary of the date of original issuance. 4) Represents gross proceeds from issuances of Series A1, A, D and L Preferred Stock through June 30, 2022, calculated as the number of shares issued net of redemptions, and, with respect to the Series L Preferred Stock, net of 2019 repurchases, multiplied by the stated value per share; proceeds are not net of commissions, fees, allocated costs or discount, as applicable. Includes Series A preferred stock issued to CIM Group in lieu of cash payment of the asset management fee. 5) Common equity based on fair value. Debt and preferred equity based on their respective stated value. Capital Structure Designed To Enhance Returns and Mitigate Risk Historical Preferred Stock Issuance4 (in millions) Target Capital Structure5 Common Equity 40% Debt 30% Preferred Equity 30%

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 24 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Appendix

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 25 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. CIM Group: Commitment to ESG CIM is committed to incorporating Environmental, Social and Governance (ESG) criteria into its business strategies and day-to- day operations while supporting its tenants, employees and communities in these initiatives.1 Diversity, Equity & Inclusion Council Sustainable & Environmental Initiatives » For more than 25 years, CIM has developed and operated sustainable infrastructure needed to support growing communities. Key projects include renewable energy, water storage and waste- to-value initiatives. » CIM is a member of the Principles for Responsible Investment (PRI), a GRESB assessment participant and a partner in the EPA’s Energy Star® program, with several LEED certified buildings. Additionally, CIM uses Energy Star® consumption tracking at more than 100 properties. » CIM’s water storage solution improves water supply sustainability, while its waste-to-value solution produces an alternative to petroleum-based products, cuts carbon emission and frees up landfills. ESG Committee » Comprised of leaders from across the organization, CIM’s ESG committee supports and elevates CIM’s sustainability efforts. The committee authored CIM’s formal ESG policy, which details the organization’s continued commitment to incorporate ESG best practices into each new project and ongoing. CIMpact » CIMpact coordinates grassroots initiatives and partners with regional and national non-profit organizations to further CIM’s positive impact in communities. » Through CIMpact, we support and encourage corporate and employee-led voluntary community service activities on both local and national levels. Diversity, Equity & Inclusion Council » Through employee education and reporting, as well as community outreach, the Diversity & Inclusion Council plays a crucial role in CIM’s effort to encourage employees to honor and celebrate diversity in relationships with each other and all those we serve. 1) While CIM may consider ESG factors when making an investment decision, the Fund does not pursue an ESG-based investment strategy or limit its investments to those that meet specific ESG criteria or standards. Any reference herein to environmental or social considerations is not intended to qualify our duty to maximize risk-adjusted returns.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 26 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Alignment of Interests CIM Group Commitment to CMCT CIM Group owns ~41.5% of CMCT common stock1 1) Includes affiliates of CIM and officers and directors of CMCT. As of June 30, 2022. 2) (i) No incentive fee in any quarter in which the excess Core FFO is $0; (ii) 100% of any excess core FFO up to an amount equal to (x) the average of the adjusted common stockholders’ equity as of the first and last day of the applicable quarter and (y) 0.4375%; and (iii) 20% of any excess core FFO thereafter. Incentive fees payable for any partial quarter will be appropriately prorated Management and Corporate Governance CMCT’s Board includes CIM Group’s three co-founders (Richard Ressler, Avi Shemesh, and Shaul Kuba) Strong Market Knowledge and Sourcing CMCT benefits from CIM Group’s identification of Qualified Communities, sourcing capabilities and access to resources of vertically integrated platform Management Agreement/Master Services Agreement Fees » 1% of net asset value » Income incentive fee is 20% of CMCT's quarterly core funds from operations in excess of a quarterly threshold equal to 1.75% (i.e., 7% on an annualized basis) of CMCT's average adjusted common stockholders' equity, subject to catchup2 » 15% of cumulative aggregate realized capital gains net of aggregate realized capital losses minus (ii) the aggregate capital gains fees paid in prior periods. Realized capital gains and realized capital losses are calculated by subtracting from the sales price of a property (a) any costs and expenses incurred to sell such property and (b) the property’s original acquisition price plus any subsequent, non-reimbursed capital improvements thereon paid for by CMCT. » Reimbursement of shared services at cost (accounting, tax, reporting, etc.) » Perpetual term

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 27 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Key Metrics Lease Expirations as a % of Annualized Office Rent (As of June 30, 2022) Top Five Tenants (June 30, 2022) 1) Prior to February 28, 2023, the tenant may terminate up to 140,000 square feet of space in the aggregate (of which no more than 100,000 rentable square feet may be terminated with respect to the rentable square feet expiring in 2027) in exchange for a termination penalty. From and after February 28, 2023, with respect to the rentable square feet expiring in 2025, and February 28, 2025, with respect to rentable square feet expiring in 2027, the tenant has the right to terminate all or any portion of its lease with CMCT, effective as of any date specified by the tenant in a written notice given to CMCT at least 15 months prior to the termination, in each case in exchange for a termination penalty, the amount of which is dependent on a variety of factors, including but not limited to the date of the termination notice, the amount of the square feet to be terminated and the location within the building of the space to be terminated. 2) Includes 15,552 square feet of month-to-month leases, as of June 30, 2022. 8.0% 10.8% 5.9% 36.0% 8.4% 11.5% 1.7% 7.6% 6.6% 1.3% 2.2% 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Thereafter —% 10.0% 20.0% 30.0% 40.0% Tenant Property Lease Expiration Annualized Rent (in thousands) % of Annualized Rent Rentable Square Feet % of Rentable Square Feet Kaiser Foundation Health Plan, Inc. 1 Kaiser Plaza 2025-2027 1 $ 17,591 29.2% 366,777 25.7 % MUFG Union Bank, N.A. 9460 Wilshire Boulevard 2029 3,927 6.5% 27,569 1.9 % F45 Training Holdings, Inc. 3601 S Congress Avenue 2030 2,427 4.0% 44,171 3.1% 3 Arts Entertainment, Inc. 9460 Wilshire Boulevard 2026 2,360 3.9% 27,112 1.9 % Westwood One, Inc. Lindblade Media Center 2025 1,979 3.3% 32,428 2.3 % Total for Top Five Tenants 28,284 46.9% 498,057 34.9 % All Other Tenants 32,037 53.1% 616,338 43.2 % Vacant — — % 312,953 21.9 % Total Office $ 60,321 100.0% 1,427,348 100.0% 2

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 28 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Key Metrics - Adjusted Funds From Operations (AFFO) Three Months Ended Six Months Ended (Unaudited and in thousands) June 30, 2022 June 30, 2021 June 30, 2022 June 30, 2021 Net income attributable to common stockholders $ (2,349) $ (4,210) $ (5,160) $ (12,416) Depreciation and amortization 4,974 5,069 9,978 10,106 FFO attributable to common stockholders $ 2,625 $ 859 $ 4,818 $ (2,310) Straight-line rent and straight-line lease termination fees (556) (556) (391) (809) Amortization of lease inducements 100 90 199 182 Amortization of above and below market leases (63) (81) (135) (193) Amortization of premiums and discounts on debt 16 13 13 15 Amortization and accretion on loans receivable, net (144) (150) (294) (279) Amortization of deferred debt origination costs 283 311 580 635 Unrealized premium adjustment 522 990 1,095 1,457 Unrealized gain included in income from unconsolidated entity (127) — (127) — Deferred income taxes (9) 59 47 (13) Non-cash compensation 37 50 92 110 Redeemable preferred stock redemptions 106 13 181 26 Redeemable preferred stock dividends 4 106 19 163 Recurring capital expenditures, tenant improvements, and leasing commissions (435) (349) (1,149) (740) AFFO attributable to common stockholders $ 2,359 $ 1,355 $ 4,948 $ (1,756)

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 29 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. $75.7 $0.2 0.3 $0.3 $97.3 $29.6 2022 2023 2024 2025 2026 Thereafter Debt & Preferred Summary (June 30, 2022)1 Fixed 49% Floating 51% Debt Maturity Schedule (June 30, 2022)1 | in millions Fixed Debt vs. Floating Debt (June 30, 2022)1 Mortgage Payable Interest structure (fixed/variable etc.) Interest Rate Maturity/ Expiration Date Loan balance (in millions) 1 Kaiser Plaza Fixed 4.14% 7/1/2026 $ 97.1 Total Mortgage Payable 4.14% $ 97.1 Other Debt SBA 7(a) Loan-Backed Notes 2 Variable LIBOR + 1.40% 3/20/2043 $ 4.0 Borrowed Funds from the Federal Reserve through the PPPLF 3 Fixed 0.35% Various 3 $ 0.2 Total Other Debt $ 4.2 Corporate Debt 2018 Revolving Credit Facility 4 Variable LIBOR + 1.55% 4 10/31/2022 $ 75.0 Junior Subordinated Notes Variable LIBOR + 3.25% 3/30/2035 $ 27.1 Total Corporate Debt $ 102.1 Total Debt $ 203.4 Preferred Stock Interest structure (fixed/variable etc.) Coupon Maturity/ Expiration Date Outstanding (in millions) Series A1 Variable5 6.00% N/A 4.8 5 Series A Fixed 5.50% N/A $ 211.5 6 Series D Fixed 5.65% N/A 1.4 7 Series L Fixed 5.50% N/A 152.8 8 Total Preferred Stock $ 370.6 Total Debt + Preferred Stock $ 574.0 Capital Structure Designed to Enhance Returns and Mitigate Risk Excluding SBA 7(a) Loan Backed Notes Including SBA 7(a) Loan Backed Notes Fixed 48% Floating 52% See "Important Information - Debt and Preferred Summary" on slide 30.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 30 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Important Information - Debt and Preferred Summary 1. Excludes: (a) $6.2 million of secured borrowings – government guaranteed loans, which represent sold loans that are treated as secured borrowing because the loan sales did not meet the derecognition criteria provided for in ASC 860-30, Secured Borrowing and Collateral, and (b) premiums, discounts and debt issuance costs. 2. In May 2018, we completed a securitization of the unguaranteed portion of certain of our SBA 7(a) loans receivable with the issuance of $38.2 million of unguaranteed SBA 7(a) loan-backed notes. The SBA 7(a) loan-backed notes are collateralized by the right to receive payments and other recoveries attributable to the unguaranteed portions of certain of our SBA 7(a) loans receivable. The notes mature on March 20, 2043, with monthly payments due as payments on the collateralized loans are received. Based on the anticipated repayments of our collateralized SBA 7(a) loans, at issuance, we estimated the weighted average life of the notes to be approximately two years. 3. In June 2020, CMCT borrowed funds from the Federal Reserve through the Paycheck Protection Program Liquidity Facility (the “PPPLF”). Advances under the PPPLF carry an interest rate of 0.35%, are made on a dollar-for-dollar basis based on the amount of loans originated under the Paycheck Protection Program and are secured by loans made by CMCT under the Paycheck Protection Program. The maturity date of PPPLF borrowings is the same as the maturity date of the loans pledged to secure the extension of credit, generally two or five years. At maturity, both principal and accrued interest are due. 4. In October 2018, the Company entered into a secured revolving credit facility with a bank syndicate that, as amended, allows the Company to borrow up to $209.5 million, subject to a borrowing base calculation (the “2018 revolving credit facility”). The 2018 revolving credit facility bears interest at (A) the base rate plus 0.55% or (B) LIBOR plus 1.55%. As of June 30, 2022 and December 31, 2021, the variable interest rate was 3.72% and 2.15%, respectively. The 2018 revolving credit facility is also subject to an unused commitment fee of 0.15% or 0.25% depending on the amount of aggregate unused commitments. The 2018 revolving credit facility is secured by deeds of trust on certain of the Company’s properties. The 2018 revolving credit facility contains customary covenants and is not subject to any financial covenants (though the amount the Company may borrow under the 2018 revolving credit facility is determined by a borrowing base calculation). The 2018 revolving credit facility matures in October 2022 and provides for one one-year extension option under certain conditions, including providing notice of the election and paying an extension fee of 0.15% of each lender’s commitment being extended on the effective date of such extension. The Company is working with a bank to refinance the 2018 revolving credit facility prior to its maturity date. There can, however, be no assurance that such refinancing will occur. In the interim, in order to preserve flexibility with respect to the Company’s liquidity, the Company submitted an extension notice in July 2022 to extend the maturity of the 2018 Revolving Credit Facility to October 2023. The extension is subject to the satisfaction of certain conditions that the Company expects to be able to satisfy (if the refinancing does not occur). As of June 30, 2022, $75.0 million was outstanding under the 2018 revolving credit facility, and approximately $125.9 million was available for future borrowings. 5. Outstanding Series A1 Preferred Stock represents total shares issued as of June 30, 2022 of 192,440 multiplied by the stated value of $25.00 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount. Dividends on Series A1 Preferred Stock are paid at a rate of the greater of (i) an annual rate of 6.0% (i.e., the equivalent of $0.3750 per share per quarter) and (ii) the Federal Funds (Effective) Rate for such quarter and plus 2.5% up to a maximum of 2.5% of the Series A1 Preferred Stock Stated Value per quarter. 6. Outstanding Series A Preferred Stock represents total shares issued as of June 30, 2022 of 8,820,338, less redemptions of 360,861 shares, multiplied by the stated value of $25.00 per share. Includes shares issued to CIM Group in lieu of cash payment of the asset management fee. Gross proceeds are not net of commissions, fees, allocated costs or discount. 7. Outstanding Series D Preferred Stock represents total shares issued as of June 30, 2022 of 56,857 multiplied by the stated value of $25.00 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount. 8. Outstanding Series L Preferred Stock represents total shares outstanding as of June 30,, 2022 of 5,387,160, multiplied by the stated value of $28.37 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 31 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Important Disclosures Annualized rent represents gross monthly base rent, or gross monthly contractual rent under parking and retail leases, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. Assets Owned and Operated (AOO) represents the aggregate assets owned and operated by CIM on behalf of partners (including where CIM contributes alongside for its own account) and co-investors, whether or not CIM has discretion, in each case without duplication. Investment-Level Returns represent the performance of an investment based on the equity contributed to the investment and distributed from the investment, provided that generally, (a) distributions resulting from debt proceeds or third party capital used to replace equity contributions are applied as a reduction in contributions and, accordingly, are not treated as distributions; (b) any entity-level debt is allocated to the investments and assumed to be investment-level debt, the significant effects of which are as follows: (i) equity contributed is reduced by the amount of assumed debt and (ii) equity distributed is reduced by the amount of repayments on such debt; (c) temporary (working capital) contributions may be treated as a reduction of total contributions in the period the capital is returned to the fund and (d) certain amounts re-contributed to an investment are deemed to be reductions in prior distributions rather than additional contributions; the effects of (a) - (d) are to reduce the amount of distributions and contributions. Deposits and other pre-closing cash outflows are generally assumed to be contributed to the investment at closing. Returns are calculated after taking into account investment-level costs, but before taking into account entity-level costs and expenses, organizational expenses, management fees and taxes, the effect of which is expected to be material. DISCLAIMERS. The results that an investor will realize will depend, to a significant degree, on the assets actually purchased by CMCT from time to time and the actual performance of such assets, which may be impacted by economic and market factors, including COVID-19. The actual performance of CMCT will be subject to a variety of risks and uncertainties, including those on slide 2. In no circumstance should the hypothetical returns be regarded as a representation, warranty or prediction that a specific investment or group of investments will reflect any particular performance or that it will achieve or is likely to achieve any particular result or that investors will be able to avoid losses, including total loss of their investments. Inherent in any investment is the potential for loss. There can be no assurance that CMCT will achieve comparable results, that the returns sought will be achieved or that CMCT will be able to execute its proposed strategy. Actual realized returns on investments may differ materially from any return indicated herein. Property Pictures. The property/properties shown may not be representative of all transactions of a given type or of investments generally, may represent an investment/investments that performed better than other investments made by CIM-funds, is not necessarily indicative of the performance of all such investments by CIM-funds and is intended solely to be illustrative of the types of investments that may be made by CMCT. There can be no assurance similar investment opportunities will be available to CMCT or that CMCT will generate similar returns. Logos. CIM Group is not affiliated with, associated with, or a sponsor of any of the tenants pictured or mentioned. The names, logos, and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. The trade names shown are reflective of the tenants in properties owned by CMCT. Corporate tenants may also occupy numerous properties that are not owned by CMCT. CMCT is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 32 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 31. See “Property Pictures” on page 31 under Important Disclosures. Important Disclosures Capital Returned to Shareholders The amounts of regular and special cash dividends per share are based on the number of shares outstanding as of the applicable record dates. All amounts have been adjusted to give retroactive effect to the reverse stock split that occurred in 2019. Past performance is not indicative of future results. CMCT is the product of a merger (the “Merger”) between a subsidiary of CIM Urban REIT, LLC (“CIM REIT”), a fund operated by CIM Group, and PMC Commercial Trust (“PMC”), a publicly traded mortgage real estate investment trust, consummated in Q1 2014. Represents dividends paid on our common stock from January 1, 2014 through September 30, 2020. Excludes a special dividend paid to PMC Commercial Trust’s stockholders in connection with the Merger, but includes 2014 dividends received by CIM REIT stockholders prior to the Merger and dividends on convertible preferred stock received by Urban Partners II, LLC, an affiliate of CIM REIT and CIM Group, on an as converted basis, in the Merger. The per share equivalent in proceeds from CMCT’s June 2016 tender offer is $6.45, calculated by dividing $210,000,000, the amount used by CMCT to purchase shares of common stock of CMCT in the tender offer, by 32,558,732, the number of shares of common stock outstanding immediately prior to such tender offer, as adjusted to give retroactive effect to the reverse stock split that occurred in 2019. Funds From Operations (FFO) The Company believes that funds from operations (“FFO”), a non-GAAP measure, is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund CMCT's cash needs, including CMCT's ability to pay dividends. Adjusted Funds From Operations (AFFO) AFFO is a non-GAAP, non- standardized measure which is widely reported by REITs. Other REITs may use different methodologies for calculating AFFO and, as a result, CMCT's AFFO may not be comparable to the AFFO of other REITs. CMCT calculates AFFO by (a) eliminating the impact on FFO of (i) straight-line rent revenue and expense; (ii) amortization of lease inducements; (iii) amortization of above and below market leases (including ground leases); (iv) amortization of above and below market debt, loan premiums and discounts, and deferred loan costs; (v) amortization of tax abatement; (vi) amortization of loan receivable discount and accretion of fees on loans receivable; (vii) unrealized premium adjustment; (viii) deferred income tax expense; (ix) non-cash compensation expense; (x) loss on early extinguishment of debt; (xi) redeemable preferred stock redemptions; and (xii) redeemable preferred stock deemed dividends and (b) subtracting (i) lease inducement payments and (ii) recurring capital expenditures and recurring tenant improvements and leasing commissions. AFFO is not intended to represent cash flow but may provide additional perspective on CMCT's operating results and our ability to fund cash needs and pay dividends. AFFO should only be considered as a supplement to net income.